Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817-336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Whiting Petroleum Corporation for the year ended December 31, 2019.  We hereby further consent to the use of information contained in our report setting forth the estimates of revenues from Whiting Petroleum Corporation’s oil and gas reserves as of December 31, 2019, 2018 and 2017 and to the inclusion of our report dated February 7, 2020 as an exhibit to the Annual Report on Form 10‑K of Whiting Petroleum Corporation for the year ended December 31, 2019.  We further consent to the references to our firm in the form and context in which they are included and incorporated by reference into Whiting Petroleum Corporation’s Registration Statements on Form S-3 (Registration No. 333-230268), Form S-8 (Registration Nos. 333-212734, 333-200793, 333-190197, 333-111056 and 333-232513) and Form S-4 (Registration No. 333-121614) and the related prospectus that is part thereof, including under the heading “Experts”.

Sincerely,

/s/ W. Todd Brooker, P.E.
W. Todd Brooker, P.E. (Lic. # 83462, TX)
President
Cawley, Gillespie & Associates
Texas Registered Engineering Firm F-693

February 27, 2020